Exhibit 99.2

SMART Global Holdings Announces Pricing of Upsized Private Offering of $175.0 Million Convertible Notes

MILPITAS, Calif., August 1, 2024 (BUSINESS WIRE) — SMART Global Holdings, Inc. (“SGH,” “we” or the “Company”) (Nasdaq: SGH) today announced the pricing of $175.0 million in aggregate principal amount of convertible senior notes due 2030 (the “Notes”) to be offered and sold to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $150.0 million. The Company has granted the initial purchasers of the Notes an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $25.0 million aggregate principal amount of Notes. The offering is expected to close on or about August 6, 2024, subject to customary closing conditions.

The Notes will be senior, unsecured obligations of the Company and will accrue interest at a rate of 2.00% per year, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2025. The Notes will mature on August 15, 2030, unless earlier converted, redeemed or repurchased. Prior to February 15, 2030, the Notes will be convertible at the option of the holders only upon satisfaction of certain conditions and during certain periods. On or after February 15, 2030, the Notes will be convertible at the option of the holders at any time prior to the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash and, if applicable, ordinary shares, based on the applicable conversion rate(s). The initial conversion rate of the Notes is 35.7034 ordinary shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $28.01 per share and represents a conversion premium of approximately 30% above the closing price of the Company’s ordinary shares on August 1, 2024, which was $21.545 per share). The conversion rate is subject to adjustment upon the occurrence of certain events.

The Notes will be redeemable, in whole or in part, for cash at SGH’s option at any time, and from time to time, on or after August 20, 2027 and on or before the 31st scheduled trading day immediately before the maturity date, but only if the last reported sale price per ordinary share of the Company exceeds 130% of the conversion price for a specified period of time. In addition, the Notes will be redeemable, in whole and not in part, at SGH’s option at any time in connection with certain changes in tax law. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” (as defined in the indenture for the Notes) occur, then, subject to a limited exception, noteholders may require SGH to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

SGH estimates that the net proceeds from the offering will be approximately $168.7 million (or approximately $193.0 million if the initial purchasers fully exercise their option to purchase additional Notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses.

SGH expects to use (i) approximately $14.3 million of the net proceeds to fund the cost of entering into the capped call transactions described below and (ii) approximately $100.6 million of the net proceeds from the offering to repurchase up to approximately $80 million aggregate principal amount of SGH’s existing 2.25% convertible senior notes due 2026 (the “Existing Convertible Notes”) in privately negotiated transactions effected through one of the initial purchasers or its affiliate, as SGH’s agent, concurrently with the pricing of the offering. SGH intends to use the remainder of the net proceeds from the offering to repay certain amounts outstanding under SGH’s term loan credit facility, dated as of February 7, 2022, among the Company, SMART Modular Technologies, Inc., a wholly-owned subsidiary of SGH, the lenders party thereto, Citizens Bank, N.A., as administrative agent and collateral agent and the other parties thereto, as amended (the “Credit Agreement”).

If the initial purchasers exercise their option to purchase additional Notes, SGH intends to use a portion of the net proceeds from the sale of the additional Notes to pay the cost of additional capped call transactions, and any remaining net proceeds from the sale of the additional Notes will be used to repay additional amounts under SGH’s Credit Agreement, as described above.

Holders of the Existing Convertible Notes that are repurchased in the concurrent repurchases described above may purchase ordinary shares of the Company in the open market to unwind any hedge positions they may have with respect to the Existing Convertible Notes. These activities may affect the trading price of SGH’s ordinary shares and the initial conversion price of the Notes SGH is offering.

In connection with the pricing of the Notes, the Company has entered into privately negotiated capped call transactions with an affiliate of one of the initial purchasers and certain other financial institutions (the “Option Counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of the Company’s ordinary shares that will initially underlie the Notes. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to enter into additional capped call transactions with the Option Counterparties.

The cap price of the capped call transactions will initially be approximately $37.70 per share, which represents an approximately 75% premium over the closing price of the Company’s ordinary shares on August 1, 2024, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to holders of ordinary shares of the Company upon any conversion of the Notes and/or offset any cash payments SGH is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price of the capped call transactions.

In connection with establishing their initial hedge positions with respect to the capped call transactions, the Option Counterparties and/or their respective affiliates expect to purchase ordinary shares and/or enter into various derivative transactions with respect to the ordinary shares concurrently with, or shortly after, the pricing of the Notes. These hedging activities could increase (or reduce the size of any decrease in) the market price of the ordinary shares or the Notes at that time.

In addition, the Option Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the ordinary shares and/or purchasing or selling the ordinary shares or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the ordinary shares or the Notes, which could affect the ability of holders to convert their Notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that holders will receive upon conversion of their Notes.

The offer and sale of the Notes and the ordinary shares issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities, in the United States or elsewhere, and shall not constitute an offer, solicitation or sale of the Notes or ordinary shares of the Company in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release does not constitute an offer to purchase or a notice of redemption with respect to the Existing Convertible Notes, and SGH reserves the right to elect not to proceed with the repurchase.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, statements regarding the completion of the offering of the Notes, the expected amount and intended use of the net proceeds from the offering, including the repurchase transactions described above, and the effects of entering into the capped call transactions and the actions of the Option Counterparties and their respective affiliates. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “believe,” “could,” “will,” “may” and other words of similar meaning. These forward-looking statements are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside SGH’s control, including, among others, failure to realize opportunities relating to the company’s growth and stakeholder value, whether the offering will be consummated, including the satisfaction of the closing conditions related to the offering, whether the capped call transactions will become effective and other factors and risks detailed in SGH’s filings with the U.S. Securities and Exchange Commission (which include SGH’s most recent Annual Report on Form 10-K), including SGH’s future filings. Such factors and risks as outlined above and in such filings do not constitute all factors and risks that could cause actual results of SGH to be materially different from SGH’s forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this press release, and SGH does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Investor Contact

Suzanne Schmidt

Investor Relations

+1-510-360-8596

ir@smartm.com

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